Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On March 20, 2025, QXO, Inc. (“QXO” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Roofing Supply, Inc., a Delaware corporation (“Beacon”), and Queen MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Merger Sub”), pursuant to which QXO agreed to acquire Beacon for a purchase price of $124.35 per share of common stock of Beacon (the “Acquisition”). On April 29, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into Beacon, with Beacon remaining as the surviving entity and being renamed QXO Building Products, Inc. (“QXO Building Products”), and the Company completed its acquisition of Beacon. In conjunction with and prior to the Acquisition, QXO closed on various equity and debt financing transactions in 2024 and 2025 as further described and defined as the “Acquisition Financings” below.

On May 23, 2025, QXO completed an underwritten public offering of 55.8 million shares of the Company’s common stock, par value $0.00001 per share (“common stock”), at a public offering price of $16.50 per share. On May 27, 2025, QXO completed an underwritten public offering of 11.5 million depositary shares (“Depositary Shares”), each representing a 1/20 interest in a share of QXO’s Series B Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”), at a public offering price of $50 per share. QXO received aggregate gross proceeds of $1.45 billion from the offerings of common stock and Mandatory Convertible Preferred Stock, the proceeds of which were used to repay indebtedness under the Senior Secured Term Facility as defined below (collectively, the “May 2025 Equity Financing” or “Subsequent Equity Financing”).

The unaudited pro forma combined financial information set forth below gives effect to the following (collectively, the “Transactions”):

•	the Acquisition;

•	the Acquisition Financings to fund a portion of the consideration for the Acquisition, refinance certain Beacon indebtedness in connection with the Acquisition and pay related fees and expenses; and

•	the May 2025 Equity Financing, the proceeds of which are intended were used to repay indebtedness under the Senior Secured Term Facility previously issued as part of the Acquisition Financings.

The unaudited pro forma combined statements of operations give effect to the Transactions as if they occurred on January 1, 2024. The unaudited pro forma combined financial information does not include an unaudited pro forma combined balance sheet as of September 30, 2025 as the Transactions were consummated prior to September 30, 2025 and are collectively reflected in QXO’s historical consolidated balance sheet as of September 30, 2025. QXO’s historical balance sheet as of September 30, 2025 was included in the Company’s Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2025. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2025 combines the consolidated statement of operations of QXO’s nine months ended September 30, 2025, which includes Beacon from the period following the closing of the Acquisition on April 29, 2025 to September 30, 2025, with the historical consolidated statement of operations of Beacon for the period from January 1, 2025 to April 28, 2025.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, (“ASC 805”) with QXO identified as the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Any difference between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma combined financial information.

All financial data included in the unaudited combined financial information is presented in millions of U.S. dollars, except per share information, and has been prepared on the basis of U.S. GAAP and QXO’s accounting policies.

The pro forma adjustments included in this document are subject to modification based on the final determination of the fair value of the assets acquired and liabilities assumed in the Acquisition, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the unaudited pro forma combined financial information presented below.

The unaudited pro forma combined financial information has been prepared by management in accordance with Article 11 of Regulation S-X, is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position of the combined company. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined entity. The unaudited pro forma combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs that may be incurred. The pro forma adjustments, which QXO believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma combined financial information. The final amounts may be materially different from the unaudited pro forma combined financial information presented in this document.

The unaudited pro forma combined financial information should be read together with the following documents:

•	Beacon’s audited consolidated financial statements as of and for the year ended December 31, 2024 and the related notes, which are included as exhibits to the Company’s Current Report on Form 8-K, dated April 16, 2025;

•	QXO’s audited consolidated financial statements as of and for the year ended December 31, 2024 and the related notes, which are included in its Annual Report on Form 10-K for the year ended December 31, 2024; and

•	QXO’s unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2025 and related notes, which are included in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025. This quarterly report on Form 10-Q also included an exhibit containing the unaudited condensed consolidated statements of operations for QXO Building Products as the predecessor to QXO for financial reporting purposes for the period from January 1, 2025 to April 28, 2025 and the period from April 1, 2025 to April 28, 2025, respectively.

Description of the Acquisition

As described above, on March 20, 2025, QXO and Beacon entered into the Merger Agreement, pursuant to which QXO agreed to acquire Beacon. On April 29, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into Beacon, with Beacon remaining as the surviving entity and being renamed QXO Building Products, and the Company completed its acquisition of Beacon. Further, under the terms of the Merger Agreement the outstanding stock options (“Options”), restricted stock units (“RSUs”) and performance-restricted stock units (“PSUs”) held by Beacon employees and directors were either settled in cash or converted into replacement QXO instruments with identical terms. Beacon’s employee stock purchase plan (“ESPP”) was terminated prior to the Acquisition. Any outstanding share purchase rights were automatically exercised into shares of Beacon and then settled in cash at identical terms to other Beacon common stockholders.

Description of the Acquisition Financings

On April 14, 2024, the Company entered into the Amended and Restated Investment Agreement (the “Investment Agreement”) among the Company, Jacobs Private Equity II, LLC (“JPE”) and other investors providing for, among other things, an aggregate investment by certain investors of $1.0 billion in cash in the Company. Pursuant to the Investment Agreement, the Company issued and sold an aggregate of 1.0 million shares of convertible perpetual preferred stock, par value $0.001 per share (the “Perpetual Convertible Preferred Stock”), which were initially convertible into an aggregate of 219.0 million shares of common stock at an initial conversion price of $4.566 per share and issued and sold warrants exercisable for an aggregate of 219.0 million shares of common stock (the “Warrants”). The Investment Agreement and related transactions closed on June 6, 2024 (the “Equity Investment”) and generated gross proceeds of approximately $1.0 billion before deducting fees and offering expenses.

On June 13, 2024, the Company entered into purchase agreements (the “June 2024 Purchase Agreements”) with certain institutional and accredited investors to issue and sell in a private placement an aggregate of 340.9 million shares of the Company’s Common Stock at a price of $9.14 per share, and pre-funded warrants (the "Pre-Funded Warrants") to purchase 42.0 million shares of the Company’s Common Stock at a price of $9.13999 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.00001 per share, is exercisable immediately and can be exercised partially until the Pre-Funded Warrant is exercised in full. The closing of the issuance and sale of these securities was consummated on July 19, 2024, and generated gross proceeds of approximately $3.5 billion before deducting agent fees and offering expenses.

On July 22, 2024, the Company entered into additional purchase agreements (the “July 2024 Purchase Agreements”, collectively with June 2024 Purchase Agreements, “2024 Purchase Agreements”) with certain institutional and accredited investors to issue and sell in a private placement an aggregate of 67.8 million shares of our common stock at a price of $9.14 per share. The closing of the issuance and sale of these securities was consummated on July 25, 2024, and generated gross proceeds of approximately $620 million, before deducting agent fees and offering expenses.

In connection with entering into the Merger Agreement, on March 17, 2025, QXO entered into purchase agreements (the “2025 Purchase Agreements”) with certain institutional investors named therein (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) approximately 67.5 million shares of the Company’s common stock, par value $0.00001 per share, at a purchase price of $12.30 per share. The closing of the Private Placement was contingent upon the completion of the Company’s acquisition of Beacon and was completed on April 29, 2025. As a result of the closing, the Company raised approximately $830.6 million before deducting agent fees and offering expenses.

On April 16, 2025, the Company offered and sold 37.7 million shares of the Company’s common stock in an underwritten public offering at a price of $13.25 per share. The Company raised $487.9 million in net proceeds from the equity offering, after deducting offering costs of approximately $12.1 million. The Company also granted the underwriters in the public offering an option to purchase up to an additional 5.7 million shares of the Company’s common stock at a price of $13.25 per share less underwriting discounts and commissions. On May 5, 2025, the option was partially exercised with respect to 4.0 million shares resulting in an additional $51.8 million of net proceeds (the “April 2025 Equity Financing”).

In connection with the consummation of the Acquisition, on April 29, 2025, Merger Sub issued $2.25 billion in aggregate principal amount of 6.75% Senior Secured Notes due 2032 (the "Senior Secured Notes"), entered into and incurred the full amount under a $2.25 billion senior secured term loan facility (the "Senior Secured Term Facility"), and entered into a $2.0 billion senior secured asset-based credit facility (the "ABL Facility"), under which $400.0 million was drawn (collectively referred to herein as the “Debt Financings”). The associated financing fees related to these transactions are discussed herein. These facilities financed the Acquisition and other related fees and expenses, ensuring that the Acquisition and subsequent operations are financially supported while maintaining liquidity and compliance with outlined financial metrics.

The equity financings contemplated under the Investment Agreement, 2024 Purchase Agreements, Private Placement and the April 2025 Equity Financing are referred to collectively herein as the “Acquisition Equity Financings”. The Acquisition Equity Financings and Debt Financings are collectively referred to as the “Acquisition Financings”.

In connection with the Acquisition Financings, the Company repaid all historical Beacon debt outstanding and any related prepayment penalties or breakage fees as of the closing of the Acquisition.

Description of the May 2025 Equity Financing

In May 2025, the Company sold 48.5 million shares of the Company’s common stock in an underwritten public offering at a price of $16.50 per share. The Company also granted the underwriters in the public offering an option to purchase up to an additional 7.3 million shares of the Company’s common stock at a price of $16.50 per share less underwriting discounts and commissions. On May 21, 2025, the option was exercised in full. The Company raised $892.5 million in net proceeds from this equity offering, after deducting offering costs of approximately $27.5 million.

On May 27, 2025, the Company completed a preferred stock offering, through which QXO issued and sold 11.5 million depositary shares (“Depositary Shares”), each representing a 1/20th interest in a share of the Company’s 5.50% Series B Mandatory Convertible Preferred Stock, liquidation preference $1,000 per share, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”). The amount issued included 1.5 million Depositary Shares issued pursuant to the exercise in full of the option granted to the underwriters to purchase additional Depositary Shares. The Company received net proceeds from the offering of $558.1 million, after deducting underwriting discounts, commissions and estimated offering expenses of $16.9 million. The net proceeds of the May 2025 Equity Offerings were used to repay $1,400 million of QXO Building Products’ Term Loan Facility. The offering of the common stock and Mandatory Convertible Preferred Stock are collectively referred to as the “May 2025 Equity Financing” or the “Subsequent Equity Financing.”

Accounting for the Acquisition

The Acquisition was accounted for as a business combination using the acquisition method of accounting with QXO determined to be the accounting acquirer in accordance with ASC 805. QXO was determined to be the accounting acquirer primarily due to having board and common share voting control over the combined company, and its managers, including the Chief Executive Officer, directing the activities of the newly merged entity. Additionally, the Acquisition was initiated by QXO, and the Company has retained the QXO name subsequent to the Acquisition. Under this method of accounting, the aggregate acquisition consideration was allocated to Beacon’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Beacon immediately prior to the Acquisition is preliminary. Any differences between the estimated consideration transferred and the estimated fair value of the assets acquired and liabilities assumed are recorded as goodwill. Accordingly, preliminary purchase price allocation and related adjustments reflected in the unaudited pro forma combined financial information are subject to revision based on a final determination of fair values. The final purchase price allocation may be materially different from the preliminary purchase price allocation presented in the unaudited pro forma combined financial information. Refer to Note 1 - Basis of Presentation for more information. The following unaudited pro forma combined financial information and related notes give effect to the following with regard to the Acquisition and Subsequent Financing:

•	Adjustments to conform the financial statement presentation of QXO to those of Beacon;

•	Application of the acquisition method of accounting under the provisions of ASC 805- disclosed herein as “Acquisition Transaction Accounting Adjustments”;

•	Adjustments to account for stock-based compensation related to the Acquisition, disclosed herein as “Acquisition Transaction Accounting Adjustments”;

•	Adjustments to reflect the Acquisition Financings and other adjustments, disclosed herein as “Acquisition Financing Transaction Accounting Adjustments”; and

•	Adjustments to reflect the Subsequent Financing, disclosed herein as “Subsequent Equity Financing Adjustments”.

In preparing the unaudited pro forma combined financial information, we did not include adjustments for the following items:

•	June 2025 Equity Financing

In June 2025, the Company sold 89.9 million shares of the Company’s common stock in an underwritten public offering at a price of $22.25 per share. The Company raised $1.96 billion in net proceeds from this equity offering, after deducting offering costs of approximately $37.6 million. The Company also granted the underwriters in the public offering a 30-day option to purchase up to an additional 13.5 million shares of the Company’s common stock at a price of $22.25 per share less underwriting discounts and commissions. On July 24, 2025, the option was partially exercised with respect to 1.7 million shares resulting in additional proceeds of $38.1 million of net proceeds. The remaining option to purchase additional shares expired unexercised at the end of the 30-day period.

The proceeds from the June 2025 Equity Financing were not used to pay down any of the debt related to the Acquisition and were used for general corporate purposes. Additionally, the proceeds from this financing are included in the Company's historical balance sheet as of September 30, 2025. As such, no adjustments were made to the unaudited pro forma combined financial information related to this transaction.

•	November 2025 Refinancing

On November 5, 2025, the Company amended the Term Loan Credit Agreement in order to refinance the Term Loan Facility. The refinancing reduces the applicable margin for borrowings under the Term Loan Facility from 3.00% to 2.00% for Term SOFR borrowings and from 2.00% to 1.00% for base rate borrowings. The Company is still evaluating the treatment of this transaction as a modification or extinguishment and the conclusion will be disclosed in QXO's Form 10-K for the year ended December 31, 2025.

As the November 2025 refinancing did not raise proceeds, did not change terms of the Term Loan Credit Agreement other than a change in interest rate, and was not directly related to the Acquisition, no adjustments were made to the unaudited pro forma combined financial information related to this transaction.

•	January 2026 Investment Agreement

In January 2026, QXO entered into an investment agreement (the “January 2026 Investment Agreement”) with AP Quince Holdings, L.P., a fund managed by affiliates of Apollo Global Management, Inc., and the other investors party thereto, pursuant to which such investors committed until July 15, 2026 (the “Initial Commitment Period”) to purchase up to 300,000 shares of a new series of Series C Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), for an aggregate purchase price of $3.0 billion to fund one or more Qualifying Acquisitions (as defined below). The Initial Commitment Period will be extended with respect to the commitment for a Qualifying Acquisition up to an additional 12 months if a definitive acquisition agreement for such Qualifying Acquisition is executed before the expiration of the Initial Commitment Period.

QXO intends to use the net proceeds from the Convertible Preferred Investment to fund a portion of the consideration for one or more acquisitions of assets, equity or businesses (or portions thereof) for a purchase price in excess of $1.5 billion or as otherwise determined by QXO (each, a “Qualifying Acquisition”) and related fees and expenses. Any issuance of the Series C Preferred Stock would close at or around the closing of a Qualifying Acquisition.

No pro forma effect has been given to the January 2026 Investment Agreement in the accompanying unaudited pro forma combined financial information because the issuance of the Series C Preferred Stock is contingent upon the consummation of one or more future Qualifying Acquisitions and the amount and timing of any such issuance are not currently determinable.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in millions, except per share amounts)

	(1)	(2)	(3)		(4)		(1) + (2) + (3) + (4) = (5)	(6)		(5) + (6) = (7)
	QXO Historical (Reclassified- See Note 2)	Beacon Historical	Acquisition Transaction Accounting Adjustments	(Note 4)	Financing Transaction Accounting Adjustments	(Note 4)	Acquisition Transaction Accounting and Financing Transaction Adjustments	Subsequent Equity Financing Adjustments	(Note 5)	Pro Forma Combined
Net sales	$56.9	$9,763.2	$—		$—		$9,820.1	$—		$9,820.1
Cost of products sold	33.8	7,258.4	131.7	(a)	—		7,423.9	—		7,423.9
Gross profit	$23.1	$2,504.8	$(131.7)		$—		$2,396.2	$—		$2,396.2
Operating expense:
Selling, general and administrative	93.0	1,637.6	55.7	(b)	—		1,786.3	—		1,786.3
Depreciation	0.2	109.9	21.7	(c)	—		131.8	—		131.8
Amortization	0.9	91.9	374.8	(d)	—		467.6	—		467.6
Total operating expense	$94.1	$1,839.4	$452.2		$—		$2,385.7	$—		$2,385.7
Income (loss) from operations	(71.0)	665.4	(583.9)		—		10.5	—		10.5
Interest (expense) income, net	121.8	(182.7)	186.4	(e)	(356.1)	(e)	(230.6)	107.0	(a)	(123.6)
Loss on debt extinguishment	—	(2.4)	2.4	(f)	—		—	(45.7)	(a)	(45.7)
Other income, net	—	5.4	—		—		5.4	—		5.4
Income (loss) before provision for income taxes	$50.8	$485.7	$(395.1)		$(356.1)		$(214.7)	$61.3		$(153.4)
Provision for (benefit from) income taxes	22.8	124.0	(102.7)	(g)	(92.5)	(g)	(48.4)	16.0	(b)	(32.4)
Net income (loss)	$28.0	$361.7	$(292.4)		$(263.6)		$(166.3)	$45.3		$(121.0)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$28.0	$361.7	$(292.4)		$(263.6)		$(166.3)	$45.3		$(121.0)
Dividends on Preferred Stock	(51.0)	—	—		(39.0)	(c, Note 5)	(90.0)	(31.6)	(c)	(121.6)
Undistributed income allocated to participating securities	—	—	—		—		—	—		—
Net income (loss) attributable to common stockholders	$(23.0)	$361.7	$(292.4)		$(302.6)		$(256.3)	$13.7		$(242.6)
Weighted-average common shares outstanding:
Basic	204.0	62.5							(c)	621.4
Diluted	204.0	63.7							(c)	621.4
Net income (loss) per common share:
Basic	(0.11)	5.78							(c)	(0.39)
Diluted	(0.11)	5.68							(c)	(0.39)

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025

(in millions, except per share amounts)

	(1)	(2)	(3)		(4)		(1) + (2) + (3) + (4) = (5)	(6)		(5) + (6) = (7)
	QXO Historical (Reclassified- See Note 2)	Beacon Historical (January 1 through April 28)	Acquisition Transaction Accounting Adjustments	(Note 4)	Financing Transaction Accounting Adjustments	(Note 4)	Acquisition Transaction Accounting and Financing Transaction Adjustments	Subsequent Equity Financing Adjustments	(Note 5)	Pro Forma Combined
Net sales	$4,648.1	$2,694.6	$—		$—		$7,342.7	$—		$7,342.7
Cost of products sold	3,605.3	2,029.8	(131.7)	(a)	—		5,503.4	—		5,503.4
Gross profit	$1,042.8	$664.8	$131.7		$—		$1,839.3	$—		$1,839.3
Operating expense:
Selling, general and administrative	953.7	628.1	(48.6)	(b)	—		1,533.2	—		1,533.2
Depreciation	67.0	41.6	7.1	(c)	—		115.7	—		115.7
Amortization	197.8	30.1	122.8	(d)	—		350.7	—		350.7
Total operating expense	$1,218.5	$699.8	$81.3		$—		$1,999.6	$—		$1,999.6
Income (loss) from operations	(175.7)	(35.0)	50.4		—		(160.3)	—		(160.3)
Interest (expense) income, net	(11.3)	(58.6)	56.2	(e)	(157.2)	(e)	(170.9)	80.1	(a)	(90.8)
Loss on debt extinguishment	(45.7)	-	—		—		(45.7)	45.7	(a)	—
Other income, net	3.1	2.7	—		—		5.8	—		5.8
Income (loss) before provision for income taxes	$(229.6)	$(90.9)	$106.6		$(157.2)		$(371.1)	$125.8		$(245.3)
Provision for (benefit from) income taxes	(40.4)	(19.0)	27.7	(g)	(40.9)	(g)	(72.6)	32.7	(b)	(39.9)
Net income (loss)	$(189.2)	$(71.9)	$78.9		$(116.3)		$(298.5)	$93.1		$(205.4)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$(189.2)	$(71.9)	$78.9		$(116.3)		$(298.5)	$93.1		$(205.4)
Dividends on Preferred Stock	(78.5)	-	—		—		(78.5)	(12.7)	(c)	(91.2)
Undistributed income allocated to participating securities	—	-	—		—		—	—		—
Net income (loss) attributable to common stockholders	$(267.7)	$(71.9)	$78.9		$(116.3)		$(377.0)	$80.4		$(296.6)
Weighted-average common shares outstanding:
Basic	578.1								(c)	657.7
Diluted	578.1								(c)	657.7
Net income (loss) per common share:
Basic	(0.46)								(c)	(0.45)
Diluted	(0.46)								(c)	(0.45)

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

As discussed in Note 2 - QXO and Beacon Reclassification Adjustments, certain reclassifications were made to align QXO and Beacon’s historical financial statement presentation. The Company has determined that no significant adjustments are necessary to conform Beacon’s financial statements to the accounting policies used by QXO.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with QXO as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurement, and based on the historical financial statements of QXO and Beacon. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The allocation of the aggregate acquisition consideration depends on certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate acquisition consideration has been made for the purpose of developing the unaudited pro forma combined financial information and was based on the purchase price allocation disclosed in the Company’s Form 10-Q for the three and nine months ended September 30, 2025.

The unaudited pro forma combined statements of operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025, presented herein, are based on the historical financial statements of QXO and Beacon. The unaudited pro forma combined statements of operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025 have been prepared as if the Transactions had occurred on January 1, 2024. The unaudited pro forma combined statement of operations for the year ended December 31, 2024, combines QXO’s historical consolidated statement of operations for the fiscal year ended December 31, 2024 with Beacon’s historical consolidated statement of operations for the fiscal year ended December 31, 2024. Similarly, the unaudited pro forma combined statement of operations for the nine months ended September 30, 2025 combines QXO’s historical condensed consolidated statement of operations for the nine months ended September 30, 2025 with Beacon’s historical condensed consolidated statement of operations for the period from January 1, 2025 through April 28, 2025. From April 29, 2025 through June 30, 2025, the QXO historical results of operations include Beacon’s financial information as it was a consolidated subsidiary for that period.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that QXO believes are reasonable under the circumstances. QXO is not aware of any material transactions between QXO and Beacon during the periods presented. QXO transaction expenses related to the Acquisition were incurred in full in the historical periods presented herein; as such, no pro forma adjustment to remove or reclassify from the period in which they were incurred to the earliest period presented was recorded. Similarly, Beacon transaction expenses related to the Acquisition were not adjusted and are recorded in the historical periods as incurred.

Note 2 – QXO and Beacon Reclassification Adjustments

Following the Acquisition, the Company is utilizing Beacon’s financial statement line-item classification. As such, certain reclassification adjustments have been made to conform QXO’s historical financial statement presentation to Beacon’s financial statement presentation.

a)	Refer to the tables below for a summary of adjustments made to present QXO’s statement of operations for the year ended December 31, 2024 to conform with Beacon. The nine months ended September 30, 2025 did not require reclassifications as the Acquisition had closed prior to this date and the presentation in the Form 10-Q for that period had aligned QXO and Beacon's financial statement presentation. During the nine months ended September 30, 2025, QXO reclassified its financial statement line item presentation by bifurcating Interest expense, financing costs and other, net into two financial statement line items entitled Interest (expense) income, net and Other income, net, respectively. In order to conform Beacon’s historical results to this reclassified presentation for the year ended December 31, 2024, $182.7 million has been reclassified to Interest (expense) income, net and $5.4 million has been reclassified to Other income, net. No impact to pre-tax or net income resulted from this reclassification.

($ in millions) QXO Consolidated Statement of Operations Line Items	Beacon Historical Consolidated Statement of Operations Line Items	QXO, Inc. for the year ended December 31, 2024	Reclassification		QXO, Inc. Reclassed for the year ended December 31, 2024
Software product, net		$15.3	$(15.3)	(i)	$—
Service and other, net		41.6	(41.6)	(i)	—
	Net sales	—	56.9	(i)	56.9
Software product		9.4	(9.4)	(ii)	—
Service and other		24.5	(24.5)	(ii), (iv)	—
	Cost of products sold	—	33.8	(ii)	33.8
Depreciation and amortization expenses		1.0	(1.0)	(iii)	—
	Depreciation	—	0.2	(iii), (iv)	0.2
	Amortization	—	0.9	(iii)	0.9

i)	Reclassification of $15.3 million and $41.6 million of Software product, net (revenue) and Service and other, net (revenue) respectively to Net sales.

ii)	Reclassification of $9.4 million and $24.4 million of Software product and Service and other, respectively, to Costs of products sold.

iii)	Reclassification of $0.1 million of Depreciation and amortization expenses to Depreciation, and reclassification of $0.9 million of Depreciation and amortization expenses to Amortization.

iv)	Reclassification of $0.1 million of Service and other to Depreciation.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Acquisition Consideration

QXO accounted for the completed Acquisition as a business combination in accordance with GAAP. Accordingly, the purchase price attributable to the Acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Refer to Note 3 of QXO’s September 30, 2025 Form 10-Q for information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the April 29, 2025 acquisition date.

The following table presents the preliminary allocation of the purchase price to the assets acquired and liabilities assumed. The allocation of the purchase price is ongoing, and the Company continues to ascertain the reasonableness of the fair value of the assets acquired and liabilities assumed.

($ in millions)	Preliminary April 29, 2025
Assets:
Accounts receivable	$1,338.2
Inventories	1,826.1
Vendor rebates receivable	240.2
Income tax receivable	20.1
Prepaid expenses and other current assets	82.3
Property and equipment	688.3
Goodwill	5,068.9
Intangibles	4,130.6
Operating lease right-of-use assets	704.3
Other non-current assets	18.7
Liabilities:
Accounts payable	(1,163.6)
Accrued expenses	(490.1)
Deferred incomes taxes	(940.3)
Other long-term liabilities	(27.6)
Operating lease liabilities	(670.6)
Finance lease liabilities	(181.5)
Preliminary aggregate acquisition consideration	$10,644.0

Note 4 – Adjustments to the Unaudited Pro Forma Combined Statements of Operations

Adjustments included in the Acquisition Transaction Accounting Adjustments column and the Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2024 and the nine months ended September 30, 2025 are as follows:

(a) Reflects the pro forma adjustment to cost of products sold of $131.7 million for the estimated fair value of inventories recognized through cost of products sold during the first year after the Acquisition. These costs are non-recurring in nature and are not anticipated to affect the combined statements of operations beyond twelve months after the acquisition date. As such, $131.7 million was recorded in the unaudited pro forma combined statement of operations for the year ended December 31, 2024 and removed from the unaudited pro forma combined statement of operations for the nine months ended September 30, 2025 in the same amount, as such amounts were recognized by the Company during the period from April 29, 2025 through September 30, 2025.

(b) Reflects the adjustments to selling, general and administrative expenses (“SG&A”) including the preliminary incremental stock-based compensation expense for QXO replacement equity awards and the estimated transaction costs expensed.

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Pro forma acquisition transaction accounting adjustments:
Removal of historical Beacon stock-based compensation expense	$(31.0)	$(12.5)
Removal of post-acquisition stock-based compensation expense	—	(52.0)
Record pro forma stock-based compensation expense for replacement equity awards	66.0	12.2
Lease expense, net (i)	20.7	3.7
Net pro forma acquisition transaction accounting adjustment to SG&A	$55.7	$(48.6)

i)	This pro forma acquisition transaction accounting adjustment reflects the increase of lease expense as a result of resetting the leases in acquisition accounting and the amortization related to the favorable/unfavorable lease classification on the Company’s historical balance sheet.

(c) Reflects the incremental adjustments to depreciation relating to the remeasurement of property and equipment, net to fair value:

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Pro forma acquisition transaction accounting adjustments:
Removal of Beacon's historical depreciation of property and equipment	$(109.9)	$(108.4)
Pro forma depreciation of property and equipment	131.6	115.5
Net pro forma acquisition transaction accounting adjustment to depreciation	$21.7	$7.1

(d) Reflects the adjustments to amortization including the amortization of the estimated fair value of intangibles:

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Pro forma acquisition transaction accounting adjustments:
Removal of Beacon's historical amortization of intangible assets	$(91.9)	$(227.2)
Pro forma amortization of intangible assets	466.7	350.0
Net pro forma acquisition transaction accounting adjustment to amortization	$374.8	$122.8

(e) Reflects the expense related to the Debt Financings and amortization of related issuance costs:

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Pro forma acquisition transaction accounting adjustments:
Remove historical Beacon interest expense (i)	$186.4	$56.2
Net pro forma acquisition transaction accounting adjustments to interest (expense) income, net	$186.4	$56.2
Pro forma financing transaction accounting adjustments:
New interest expense on Acquisition financing:
Removal of historical QXO Interest Expense and Debt Issuance Amortization (ii)	$—	$109.7
ABL Facility (iii)	(29.7)	(22.3)
Senior Secured Term Facility (iii)	(172.0)	(128.7)
Senior Secured Notes (iii)	(154.4)	(115.9)
Net pro forma financing transaction accounting adjustments to interest (expense) income, net	$(356.1)	$(157.2)

i)	This pro forma acquisition transaction accounting adjustment reflects the removal of historical interest expense associated with Beacon’s existing indebtedness which was extinguished upon consummation of the Acquisition. The Acquisition was partially funded by QXO’s historical cash on hand. QXO’s historical interest income has not been removed as a pro forma adjustment herein. QXO’s interest income in future periods may be materially lower than the amounts recognized for the year ended December 31, 2024 and nine months ended September 30, 2025.

ii)	This adjustment reflects the elimination of interest expense recorded by QXO for the period following the Acquisition, related to the Acquisition Financing transactions. To properly reflect the financing impact of the Acquisition, interest expense for the post-acquisition period was removed and instead recorded for the nine months ended September 30, 2025 in its entirety.

iii)	The new interest expense on financing transaction accounting adjustments included in the unaudited pro forma combined statements of operations reflect the interest expense and amortization of debt issuance costs associated with the Debt Financings. Adjustments reflect coupon interest rates as of September 30, 2025 of 5.69%, 7.16%, and 6.75% per annum for the ABL Facility, Senior Secured Term Facility, and Senior Secured Notes, respectively. The costs incurred to secure the ABL Facility are amortized on a straight-line basis over the five-year term of the commitment and the undrawn credit fee of 0.2% is expensed annually.

(f) Reflects the adjustments to write-off of $2.4 million related to Loss on debt extinguishment as Beacon’s historical debt is assumed to be paid off on January 1, 2024 as part of the Acquisition.

(g) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate of 26.0% for the year ended December 31, 2024 and the nine months ended September 30, 2025, respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 5 – Adjustments to the Unaudited Pro Forma Combined Financial Information for the Subsequent Equity Financing

Adjustments included in the Subsequent Equity Financing Adjustments column in the accompanying unaudited pro forma combined Statements of Operations for the year ended December 31, 2024 and the nine months ended September 30, 2025 are as follows:

(a) Reflects adjustments to interest expense and loss on debt extinguishment relating to the partial repayment of the Senior Secured Term Facility:

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Pro forma Subsequent Equity Financing adjustments:
Remove proportionate amount of Senior Secured Term Facility interest expense related to prepayment	$107.0	$80.1
Net pro forma Subsequent Equity Financing adjustment to interest (expense) income, net	$107.0	$80.1
Record write-off of proportionate amount of unamortized Senior Secured Term Facility issuance costs related to prepayment (i)	$(45.7)	$45.7
Net pro forma Subsequent Equity Financing adjustment to loss on debt extinguishment	$(45.7)	$45.7

i)	Reflects the expense recorded to remove unamortized Senior Secured Term Facility deferred issuance costs and original issuance discount. The Company wrote off these costs as a result of this partial extinguishment of the Senior Secured Term Facility.

(b) To record the income tax impact of the Subsequent Equity Financing pro forma adjustments utilizing a statutory income tax rate of 26.0% for the year ended December 31, 2024 and the nine months ended September 30, 2025, respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(c) As discussed in the Description of the Acquisition Financings and the Subsequent Equity Financing, the impacts of the Investment Agreement, 2024 Purchase Agreements, Private Placement, the April 2025 Equity Financing, and the May 2025 Equity Financing have been adjusted within the unaudited pro forma statements of operations as if each event occurred on January 1, 2024. To reflect the terms of the Investment Agreement for the entirety of 2024, Net loss attributable to common stockholders was decreased by $39.0 million for the year ended December 31, 2024 and $0 for the nine months ended September 30, 2025 to reflect the additional 9% dividend on the Perpetual Convertible Preferred Stock issued as a part of the Investment Agreement. Additionally, the Net loss attributable to common stockholders was increased by $31.6 million for the year ended December 31, 2024 and $12.7 million for the nine months ended September 30, 2025 to reflect the additional 5.5% dividend on the Mandatory Convertible Preferred Stock issued as a part of the May 2025 Equity Financing. Net loss attributable to common stockholders did not require an adjustment for any other issuances under the Acquisition Equity Financings as the remaining issuances did not have an accruing dividend.

The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of QXO common stock and adjustments to reflect the impact of the Acquisition Equity Financings and Subsequent Equity Financing being outstanding for the entirety of the year ended December 31, 2024 and the nine months ended September 30, 2025. This resulted in an increase to weighted average shares outstanding as a result of the issuance of Common Stock of the Company from the 2024 Purchase Agreements, Private Placement, April 2025 Equity Financing, and May 2025 Equity Financing. Further, in connection with the Acquisition, QXO agreed to convert certain equity awards held by Beacon employees into QXO equity awards, which increased pro forma weighted average shares outstanding as these awards are assumed to have vested over the twenty-one-month period from the date of the Acquisition. The pro forma basic and diluted weighted average shares outstanding are as follows:

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Pro forma basic weighted average shares:
Historical QXO weighted average shares outstanding – basic and dilutive	204.0	578.1
Financing adjustment – Acquisition Equity Financings	356.6	46.2
Financing adjustment – Subsequent Equity Financing	55.8	28.6
Replacement awards vesting	5.0	4.8
Pro forma weighted average shares - basic and diluted	621.4	657.7

The following table summarizes securities that, if exercised, would have an antidilutive effect on diluted loss per share attributable to the common shareholder:

($ in millions)	For the Year Ended December 31, 2024	For the Nine Months Ended September 30, 2025
Stock-based awards	29.2	28.0
Warrants	219.0	219.0
Perpetual Convertible Preferred Stock	219.0	219.0
Mandatorily Convertible Preferred Stock	28.4	33.8
Total potential dilutive securities not included in loss per share	495.6	499.8